Exhibit 4.4
SECURITIES PURCHASE AGREEMENT
by and among
RIATA ENERGY, INC.
d/b/a SANDRIDGE ENERGY, INC.
and
THE PURCHASERS SET FORTH ON
SCHEDULE I HERETO

Schedules and Exhibits

Schedule 2.01	Purchasers

Schedule 2.04	Wiring Instructions

Schedule 3.24	Subsidiaries of the Company

Exhibit A	Form of Registration Rights Agreement

Exhibit B	Form of Warrant

Exhibit C	Opinion of Vinson & Elkins L.L.P.

Exhibit D	Opinion of In-House Counsel
ii

SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT, dated as of November 21, 2006 (this “Agreement”), is by and among RIATA ENERGY, INC., a Texas corporation d/b/a SANDRIDGE ENERGY, INC. (the “Company”) and each of the investors signatory hereto and listed for convenience on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”).
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings specified in this Section 1.01.
     “Acquisition Agreement” means the Purchase and Sale Agreement, dated as of November 21, 2006, by and among American Real Estate Partners, L.P., American Real Estate Holdings Limited Partnership, AREP Oil & Gas Holdings LLC, AREP O & G Holdings LLC, NEG Oil & Gas, LLC, and the Company providing for the acquisition by the Company of 100% of the membership or other equity interests of NEG Oil & Gas, LLC.
     “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Available Remaining Taggable Shares Number” means at any time, (a) the Remaining Taggable Shares Number, less (b)(i) a percentage determined by dividing (x) the number of Shares beneficially owned by the applicable Company Principal and its Related Parties (but such number shall not be greater than the number of Shares beneficially owned by the applicable Company Principal and its Related Parties on the date hereof), by (y) such number of Shares beneficially owned by the applicable Company Principal and its Related Parties) and his Permitted Transferees (as defined in the Shareholders Agreement) plus the number of Shares beneficially owned by the Purchasers, multiplied by (ii) the Remaining Taggable Shares Number.
     “Bridge Credit Agreement” means the Credit Agreement, dated as of November 21, 2006, among the Company, each Lender from time to time party hereto and Bank of America, N.A.
     “Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

     “Closing” has the meaning specified in Section 2.02.
     “Closing Date” has the meaning specified in Section 2.02.
     “Code” means the Internal Revenue Code of 1986.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” means the common stock, par value $0.001 per share, of the Company.
     “Common Unit” means a purchase unit consisting of a number of shares of Common Stock purchased as Purchased Securities and a Warrant that can be exercised by the surrender of a corresponding number of shares of Common Stock.
     “Company” has the meaning specified in the introductory paragraph of this Agreement.
     “Company Equity Securities” means (i) Common Stock and (ii) Equity Interest Equivalents of the Company.
     “Company Principals” means Tom Ward, N. Malone Mitchell 3rd or their respective Affiliates; provided however, that in no event shall a “Company Principals” include the Company or any of its Subsidiaries.
     “Confidentiality Agreements” means the confidentiality agreements executed by the Company and any of the Purchasers or their affiliates in connection with or in contemplation of the offering of the Purchased Securities.
     “Credit Agreement” means the Credit Agreement, dated as of November 21, 2006, among the Company, each Lender from time to time party hereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.
     “Environmental Claims” has the meaning specified in Section 3.22.
     “Environmental Laws” has the meaning specified in Section 3.22.
     “Equity Interest” means (i) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, membership interest, limited or general partnership interest or any other form of ownership, and (ii) also includes all Equity Interest Equivalents.
     “Equity Interest Equivalents” means all rights, warrants, options, convertible securities (including the Preferred Stock) or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Shares of Common Stock; provided that the Common Units and related

Warrants shall be treated as Equity Interest Equivalents only to the extent of Common Stock issued on the date of this Agreement as part of a Common Unit.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; provided, however, that an item described in any of items (a) through (f) shall not constitute an ERISA Event unless it could reasonably be expected to result in a Material Adverse Effect or it relates to an event which could reasonably be related to result in a Material Adverse Effect.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Existing Instrument” has the meaning set forth in Section 3.12(a).
     “GAAP” means generally accepted accounting principles in the United States in effect from time to time.
     “Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.
     “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “IPO” shall have the meaning set forth in the Certificate of Designation for the Preferred Stock.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation or common law.

     “Lien” means any lien, encumbrance, security interest, equity, charge or other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based in Law or contract or other instrument, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in connection with a financing.
     “Material Adverse Change” has the meaning specified in Section 3.07.
     “Material Adverse Effect” has the meaning specified in Section 3.10.
     “Materials of Environmental Concern” has the meaning specified in Section 3.22.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Operative Documents” means this Agreement, the Registration Rights Agreement, the Warrant, the Acquisition Agreement, the Credit Agreement and the Bridge Credit Agreement.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permits” means, with respect to the Company or any of the Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     “Preferred Stock” means the shares of Series A Convertible Preferred Stock issued by the Company pursuant to this Agreement and the shares of Series A Convertible Preferred Stock of the Company issued by the Company upon the exercise of the warrants issued by the Company pursuant to this Agreement.
     “Private Placement Memorandum” means the private placement memorandum dated November 20, 2006 provided to each Purchaser.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column entitled “Total Purchase Price” on Schedule 2.01 hereto.
     “Purchased Securities” means, with respect to a particular Purchaser, the number of shares of Class A Convertible Preferred Stock or number of Common Units, as applicable, set forth opposite such Purchaser’s name under the column entitled “Securities Purchased” on Schedule 2.01 hereto.
     “Purchaser” and “Purchasers” have the respective meanings specified in the introductory paragraph.
     “Purchaser Common Stock” means the shares of Common Stock issued by the Company pursuant to this Agreement and the shares of Common Stock issued upon conversion of shares of Preferred Stock, provided that a share of Common Stock shall cease to constitute Purchaser Common Stock when such share is resold pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 under the Securities Act.
     “Purchaser Material Adverse Effect” means, with respect to a particular Purchaser, any material and adverse effect on the ability of such Purchaser to meet its obligations and to consummate the transactions under this Agreement.
     “Registration Rights Agreement” means the Resale Registration Rights Agreement by and between the Company and the Purchasers in the form attached hereto as Exhibit A.
     “Regulation D” has the meaning specified in Section 3.21.
     “Related Parties” shall mean (i) with respect to any of Tom Ward and N. Malone Mitchell 3rd, his wife, children and grandchildren and any entities, trusts and other Affiliates, whether or not controlled, the sole beneficiaries or beneficial owners of which are Tom Ward or Malone, as applicable, his children and/or grandchildren (and/or such entities, trusts or Affiliates of which Tom Ward or N. Malone Mitchell 3rd, as applicable, his children and/or grandchildren their wives, children and grandchildren are the sole direct or indirect beneficiaries or beneficial owners); provided, however, that in no event shall the Company or any of its Subsidiaries be deemed to be a “Related Party”.

     “Remaining Taggable Shares Number” means, in connection with any proposed Sale by a Company Party or its Related Parties, (a) the number of the Taggable Shares in such Sale, less (b) the number of Shares, if any, sought to be sold by the Tagging Shareholder (as defined in the Shareholders Agreement) pursuant to its exercise of its tag-along rights under Section 2.2 of the Shareholders Agreement in connection with such Sale.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Representatives” of any Person means the officers, directors, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
     “Sale” (and “Sell” shall have a correlative meaning) means, with respect to any shares, the sale, transfer, assignment or similar disposition (excluding pledge, encumbrance or hypothecation) of such shares in which cash, securities or other property is received as consideration.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Shareholders Agreement” means the Shareholder Agreement, dated November 21, 2006, among the Company, the Company Principals and the other parties thereto as in effect on such date.
     “Shares” means, as of any date, (i) with respect to the Company Principals and their Related Parties, the shares of Common Stock held by such Persons as of such date, and (ii) with respect to the Purchasers, the shares of Purchaser Common Stock held by such Purchasers and the Shares of Purchaser Common Stock issuable upon the conversion of the shares of Preferred Stock; provided, that with respect to any provisions of this Agreement which requires the calculation of the number or percentage of Shares, any shares of Preferred Stock shall be deemed to be fully converted into Common Stock.
     “Subsidiaries” means those entities listed on Schedule 3.24.
     “Taggable Percentage” means, with respect to each Purchaser, the percentage derived by dividing the maximum number of Shares sought to be sold by such Purchaser in connection with a proposed Sale as reflected in the Purchaser Tag-along Notice delivered to the Selling Shareholder during the Response Period, by the aggregate of the maximum numbers of Shares sought to be sold by all Purchaser in connection with such proposed Sale as reflected in all Purchaser Tag-along Notices delivered to the Selling Shareholder during the Response Period.
     “Transfer” (and “Transferee” shall have a correlative meaning) means, directly or indirectly, to Sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the Sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Shares beneficially owned by a Person or any interest in any Shares beneficially owned by a Person

     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “Warrant” means a Preferred Stock Purchase Warrant entitling the holder to surrender the number of shares of Common Stock purchased as Purchased Securities in exchange for shares of Preferred Stock, on the terms and conditions set forth therein, in the form attached hereto as Exhibit B.
ARTICLE II
SALE AND PURCHASE
     Section 2.01 Sale and Purchase. Upon the terms hereof, the Company hereby issues and sells to each Purchaser, and each Purchaser, severally and not jointly hereby purchases from the Company, the Purchased Securities for the Purchase Price set forth opposite such Purchaser’s name under the column entitled “Purchase Price” on Schedule 2.01 hereto.
     Section 2.02 Closing. Upon the terms hereof, the consummation of the sale and purchase of the Purchased Securities hereunder (the “Closing”) shall take place on the date of this Agreement (the “Closing Date”), at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002.
     Section 2.03 The Company’s Deliveries. At the Closing, the Company will deliver, or cause to be delivered, to each Purchaser, as applicable:
     (a) A certificate or certificates or other instruments representing the Purchased Securities of such Purchaser;
     (b) A cross-receipt executed by the Company certifying that it has received a wire transfer as of the Closing Date in an amount equal to the Purchase Price of such Purchaser;
     (c) An Opinion of Vinson & Elkins L.L.P., as counsel to the Company, addressed to each Purchaser in the form attached hereto as Exhibit C;
     (d) An Opinion of Matthew McCann, as in-house counsel to the Company, addressed to each Purchaser in the form attached hereto as Exhibit D;
     (e) A copy of the Registration Rights Agreement, dated as of the Closing Date and executed by the Company;
     (f) A certificate of Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying as to (i) the amended and restated articles of incorporation of the Company, including the Certificate of Designation relating to the Preferred Stock; (ii) the by-laws of the Company; (iii) the resolutions of the board of directors of the Company authorizing the execution and performance of this Agreement, the Registration Rights Agreement and the Warrant and

the Certificate of Designation relating to the Preferred Stock; and (iv) incumbency and signatures of the officers of the Company executing this Agreement, the Registration Rights Agreement and the Warrant and the Certificate of Designation relating to the Preferred Stock and this certificate.
     (g) A certificate of the Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, certifying to such matters as reasonably requested by the Purchasers.
     Section 2.04 Purchasers’ Deliveries. At the Closing, each Purchaser will deliver, or cause to be delivered, to the Company:
     (a) Payment to the Company of the Purchase Price of such Purchaser by wire transfer of immediately available funds to the account designated by the Company on Schedule 2.04;
     (b) A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received the Purchased Securities of such Purchaser as of the Closing Date, as evidenced by the certificate and/or instruments referenced in Section 2.03(a); and
     (c) A copy of the Registration Rights Agreement, dated as of the Closing Date and executed by such Purchaser.
     Section 2.05 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of the other Purchasers, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The representations and warranties of each Purchaser under this Agreement are several and not joint with the representations and warranties of the other Purchasers, and no Purchaser shall be deemed to have made any representations and warranties with respect to any other Purchasers under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for the other Purchasers to be joined as additional parties in any proceeding for such purpose. Notwithstanding the foregoing, each Purchaser’s obligation to purchase its Purchased Securities is conditioned on the contemporaneous closing of the purchase of Purchased Securities by the other Purchasers and, if, for any reason, any Purchaser shall refuse to enter into this Agreement or shall fail to consummate its obligations hereunder, all obligations of the other Purchasers hereunder shall be null and void.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Purchasers:
     Section 3.01 No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.02, it is not necessary, in connection with the issuance and sale of the Purchased Securities to the Purchasers in the manner contemplated by this Agreement or in connection with the issuance of Preferred Stock upon exercise of any Warrant or the issuance of Common Stock upon conversion of the Preferred Stock pursuant to its terms, to register the Purchased Securities (or any such Common Stock) under the Securities Act or any other securities Laws.
     Section 3.02 No Integration. None of the Company or any of its Subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Securities in a manner that would require registration under the Securities Act of the Purchased Securities.
     Section 3.03 Disclosure. The Private Placement Memorandum and other information provided by the Company to the Purchasers for the purpose of deciding whether to acquire the Purchased Securities (other than the Company’s financial and other projections describing its proposed business), as of the date of such information and the date hereof, when read together did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial and other projections prepared by management were prepared in good faith; however, the Company does not warrant that it will achieve such projections nor has it assumed any obligation to update such projections.
     Section 3.04 Authorization of the Purchase Agreement. Each Operative Document has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as to rights to indemnification thereunder may be limited by applicable Law.
     Section 3.05 Authorization of the Purchased Securities. The Purchased Securities have been duly authorized for issuance and sale by the Company and pursuant to this Agreement and, when issued and delivered by the Company to the Purchasers pursuant to this Agreement on the Closing Date, the Preferred Stock and the Common Stock constituting Purchased Securities will be validly issued, fully paid and non-assessable, and the issuance of the Purchased Securities will not be subject to any preemptive or similar rights. The shares of Common Stock or Preferred Stock issuable upon conversion or exchange of Purchased Securities have been duly authorized for issuance by the Company and, when issued and delivered by the Company, will be validly issued, fully paid and non-assessable, and such shares will not be subject to any preemptive or similar rights.

     Section 3.06 Authorization and Enforceability of Operative Documents. Each of the Operative Documents has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as to rights to indemnification thereunder may be limited by applicable Law. The Company is in compliance with the terms of the Credit Agreement and Bridge Credit Agreement, and each representation and warranty contained in the Credit Agreement or the Bridge Credit Agreement is true and correct.
     Section 3.07 No Material Adverse Change. Except as otherwise disclosed in the Private Placement Memorandum, subsequent to the respective dates as of which information is given in the Private Placement Memorandum: (i) there has been no material adverse change, effect or event or development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, assets or results of operations (other than as a result of developments affecting the oil and gas industry generally that do not have a disproportionate effect on the Company and its Subsidiaries), whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no cash dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or any wholly-owned Subsidiary of the Company, any of its Subsidiaries on any class of capital stock or other security or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock or other security.
     Section 3.08 Independent Accountants. PricewaterhouseCoopers LLP and Grant Thornton LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Private Placement Memorandum, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.
     Section 3.09 Financial Statements. The financial statements of the Company included in Private Placement Memorandum present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of and at the dates indicated and present fairly the results of operations and cash flow of the Company and its consolidated subsidiaries of and at the dates indicated. The financial statements of NEG Oil & Gas, LLC included in the Private Placement Memorandum present fairly the consolidated financial position of NEG Oil & Gas, LLC and its consolidated subsidiaries as of and at the dates indicated and present fairly the results of operations and cash flow of NEG Oil & Gas, LLC and its consolidated subsidiaries of and at the dates indicated. Such financial statements of the Company and NEG Oil & Gas, LLC comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Private Placement Memorandum under the captions “Summary—Summary SandRidge Consolidated Historical Financial Data”, “Summary— Summary NEG Oil & Gas Consolidated Historical Financial Data”, “Capitalization”, “SandRidge Energy Selected Historical Financial Data” and “NEG Selected Historical Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Private Placement Memorandum. The pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto and the other pro forma financial data included in the Private Placement Memorandum have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     Section 3.10 Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or otherwise formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as presently conducted and, in the case of the Company, to enter into and perform its obligations under each Operative Document. Each of the Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result or reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, assets or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock, or similar equity interest, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any Lien, except that the Company’s revolving credit facility is secured by a negative pledge on any of the Company’s non-mortgage properties.
     Section 3.11 Capitalization and Other Capital Stock Matters. The authorized capital of the Company consists of: (i) 50,000,000 shares of preferred stock, par value of $0.001 per share, of which 2,625,000 shares are designated as Preferred Stock, 2,136,669 of which will be issued as of the date hereof pursuant to this Agreement, and (ii) 400,000,000 shares of Common Stock, 91,703,134 of which will be issued and outstanding as of the date hereof after giving effect to the issuance of Common Units pursuant to this Agreement and the issuance of 12,842,000 shares of Common Stock pursuant to the Acquisition Agreement. Except for an aggregate of 7,074,252 shares of Common Stock issuable upon exercise of outstanding stock options or warrants, shares of Preferred Stock issuable upon the exchange of the Common Units issued hereunder and the shares of Common Stock issuable upon conversion of the Company such shares of Preferred Stock and the shares of Preferred Stock issued hereunder, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of its capital stock or other security. Except for pursuant to the terms of the Purchased Securities and other customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the shares of Preferred Stock and Common Units hereunder and the conversion and exchange thereof will not obligate the Company to issue shares of Common Stock or other securities to any Person or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Private Placement Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Private Placement Memorandum accurately presents and summarizes such plans, arrangements, options and rights.
          Section 3.12 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.
          (a) Neither the execution nor the delivery of any Operative Document by the Company or any of its Subsidiaries, nor the performance of its obligations thereunder, (i) will result in a violation or breach of its charter or bylaws (or other applicable organizational document), (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, breach of, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any material indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Instrument”), (iii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license to which the Company is a party, or by which it or its properties is bound or subject other than those notices or consents that have been given or received; (iv) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of the Company under any agreement or commitment to which it is a party, or by which it or its properties is bound or subject; or (v) violate or breach any material statute or Law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Company, its Subsidiaries or their properties is bound or subject.
          (b) The Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Private Placement Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter or bylaws (or other applicable organizational document) of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the termination (or a right of termination) under, the acceleration of any obligations under or the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument or contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party and (iii) will not result in any violation of any material Law, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.
          (c) No consent, approval, authorization or other order of, or registration or filing with, any court or other Governmental Authority or agency is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Private Placement Memorandum and by this Agreement, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act and the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.
     Section 3.13 No Material Actions or Proceedings. Except as otherwise disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits, hearings or investigations or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) it is reasonable likely that such action, suit or proceeding would be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.
     Section 3.14 All Necessary Permits, etc. The Company and each Subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or Governmental Authority necessary to conduct their respective businesses except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of revocation or modification of, non-compliance with or proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, and in the case of a notice or proceedings, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     Section 3.15 Title to Properties. Each of the Company and its Subsidiaries has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company or its Subsidiaries in accordance with the practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate, (ii) good and marketable title to all other real property owned by it (including pipeline and other easement rights) to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all Liens and defects except such as are described in the Private Placement Memorandum or such as do not materially affect the value of the such properties of the Company and its Subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such properties, by the Company and its Subsidiaries, taken as a whole; and all of the easements, leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds or uses properties described in the Private Placement Memorandum, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the easements, leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession or use of the easement or leased or subleased premises that would reasonably be expected to have a Material Adverse Effect.
     Section 3.16 Condition of Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the plants, buildings, structures and equipment owned by the Company and its Subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry in which the Company and its Subsidiaries operates (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.
     Section 3.17 Company Not an “Investment Company”. The Company is not, and, after receipt of payment for the Purchased Securities and application of the proceeds as described under “Use of Proceeds” in the Private Placement Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     Section 3.18 Insurance. Each of the Company and its Subsidiaries are insured by recognized and, to the knowledge of the Company, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance, in all material respects, with the terms of such policies and instruments; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has, in the past three years, been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

     Section 3.19 No Restriction on Distributions. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Private Placement Memorandum.
     Section 3.20 Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person, which would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act and are not disclosed and described in Private Placement Memorandum.
     Section 3.21 No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Purchased Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Purchased Securities except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.
     Section 3.22 Compliance with Environmental Laws. Except as otherwise disclosed in the Private Placement Memorandum (i) neither the Company nor any of its Subsidiaries is in violation of Law, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or Governmental Authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
     Section 3.23 Brokers. Except as otherwise disclosed in the Private Placement Memorandum, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     Section 3.24 Subsidiaries. The Subsidiaries listed on Schedule 3.24 attached hereto are the only “significant subsidiaries” of the Company as defined by Rule 405 under the Securities Act.
     Section 3.25 Acquisition Agreement, Credit Agreement and Bridge Credit Agreement.
          (a) The Company has provided to the Purchasers a true and complete copy of the Acquisition Agreement and all agreements and documents ancillary thereto. The Acquisition Agreement and each of the agreements and documents ancillary thereto is valid and binding and in full force and effect. There have been no amendments to the terms of the Acquisition Agreement or any of the agreements and documents ancillary thereto other than those provided to the Purchasers prior to the date of this Agreement. Simultaneously with the Closing the Company is consummating the transactions contemplated by the Acquisition Agreement, and acquiring 100% of the membership or other equity interests of NEG Oil & Gas, LLC, pursuant to the terms and conditions of the Acquisition Agreement and the agreements and documents ancillary thereto, with the waiver by the Company of any of the terms or conditions thereof (other than waivers that, in the aggregate are immaterial).
          (b) The Company has provided to the Purchasers true and complete copies of the Credit Agreement and the Bridge Credit Agreement and all agreements and documents ancillary thereto. Each of the Credit Agreement and the Bridge Credit Agreement and each of the agreements and documents ancillary thereto is valid and binding and in full force and effect. There have been no amendments to the terms of the Credit Agreement and the Bridge Credit Agreement or any of the agreements and documents ancillary thereto other than those provided to the Purchasers prior to the date of this Agreement. Simultaneously with the Closing, the Company is borrowing not more than $150 million under the Credit Agreement and not more than $850 under the Bridge Credit Agreement.

     Section 3.26 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.
     Section 3.27 ERISA Matters.
          (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except for such events of noncompliance which could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) With respect to each Plan, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; in each case, which could not reasonably be expected to result in a Material Adverse Effect.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
     Each Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, that:
     Section 4.01 Authorization. Each Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute valid and legally binding obligation of such Purchaser, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

     Section 4.02 Unregistered Offering and Sale of Securities.
          (a) Investment. The Purchased Securities are being acquired for such Purchaser’s own account and with no intention of distributing the Purchased Securities or any part thereof other than in accordance with the Securities Act and other applicable securities and blue sky laws, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the Securities Act or the securities or blue sky laws of any other jurisdiction. If such Purchaser should in the future decide to dispose of any of the Purchased Securities, such Purchaser understands and hereby agrees that it may do so only in compliance with the Securities Act and applicable securities and blue sky laws of any other jurisdiction, as then in effect, which may include a sale contemplated by any registration statement pursuant to which the Purchased Securities are then being offered.
          (b) Such Purchaser understands that (i) the Purchased Securities (A) have not been registered under the Securities Act or any state securities Laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D thereof and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws or is exempt therefrom.
          (c) Nature of Purchasers. Such Purchaser represents and warrants to the Company that it is one of the following as indicated on such Purchaser’s signature page hereto:
               (i) (A) an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A promulgated by the Commission pursuant to the Securities Act and (B) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment;
               (ii) (A) not a U.S. Person (as defined in Regulation S under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Purchased Securities on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; (B) the Purchased Securities have not been offered to such Purchaser in the United States, and the individuals making the order to purchase the Purchased Securities and executing and delivering this Agreement on behalf of such Purchaser were not in the United States when the order was placed and this Agreement was executed and delivered; (C) it undertakes and agrees that it will not offer, sell or otherwise transfer the Purchased Securities except: (1) to the Company, (2) outside the United States in accordance with

Rule 903 or 904 of Regulation S under the Securities Act, and in compliance with applicable local laws and regulations, (3) inside or outside the United States after one year pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, (4) to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (5) inside the United States, in any other transaction exempt from registration under the Securities Act and, in any event, in compliance with any applicable state securities laws of the United States, provided that prior to any transfer pursuant to this clause (5), the Company may require a legal opinion reasonably satisfactory to the Company that such transfer is exempt from registration under the Securities Act and any applicable state securities laws or (6) pursuant to a registration statement effective under the Securities Act and covering such offer, sale or transfer; and (D) it agrees not to engage in hedging transactions involving the Purchased Securities unless in compliance with the Securities Act.
               (iii) (A) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act and (B) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
          (d) Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Private Placement Memorandum and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Company, and to be furnished requested information, regarding such matters sufficient to enable such Purchaser to evaluate the risks and merits of purchasing the Purchased Securities and consummating the transactions contemplated by this Agreement.
          (e) Legend. It is understood that any certificates evidencing the Purchased Securities will bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS, (II) SUCH TRANSACTION IS PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (III) AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION

          STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”
     Certificates evidencing the Purchased Securities and the certificates representing the securities issued upon conversion or exchange of the Purchased Securities (or any securities issued upon conversion or exchange of the Purchased Securities) shall not be required to contain such legend or any other legend after (A) such securities are registered for resale under the Securities Act, (B) following any sale of such securities pursuant to and in accordance with Rule 144, (C) if such securities are eligible for sale under Rule 144(k), or (D) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).
     Section 4.03 No Other Representations or Warranties. Such Purchaser acknowledges and agrees that the Company is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.
ARTICLE V
ADDITIONAL AGREEMENTS
     Section 5.01 Limited Preemptive Right.
          (a) If at any time prior to the earlier of completion of an IPO, the Company proposes to Sell, issue or otherwise Transfer any Company Equity Security (but, in the event such sale, issuance or transfer is pursuant to a public offering or occurs concurrently with a public offering, less the underwriters’ discount or commissions for such public offering), then each Purchaser shall have the right to purchase the Preemptive Right Proportionate Number of Company Equity Securities being offered at the same price and terms as those offered by the Company provided, that the preemptive right provided under this Section 5.01 shall not be applicable to sales or issuances of Excluded Stock (as defined in the Series A Convertible Preferred Stock Certificate of Designation). The “Preemptive Right Proportionate Number” shall be, at any given time, a number equal to (i) the number of Shares beneficially owned by such Purchaser at such time multiplied by (ii) a fraction, the numerator of which is the total number of shares of Common Stock or other Company Equity Securities proposed to be issued or sold by the Company at such time and the denominator of which is the total number of Shares beneficially owned by the Company Principals and their Related Parties and the Purchasers; provided, such fraction shall not exceed 3/10. For the avoidance of doubt, this Section 5.01 shall not be applicable to (i) the conversion or exercise of any convertible securities, warrants, options or similar securities so long as the sale or issuance of such securities was made in accordance with this Section 5.01 or (ii) the financing of the transactions contemplated by the Acquisition Agreement.
          (b) In the event the Company proposes to undertake a sale or issuance of Company Equity Securities to which this Section 5.01 applies, it shall provide each Purchaser written notice (the “Preemptive Notice”) of its intention to do so (attaching copies of the most current drafts of any term sheets, agreements or other documents relating thereto), specifying the proposed price (it being understood that the form of consideration shall be cash or tangible assets only), the identity of the purchaser and the material terms upon which the Company proposes to Sell, issue or otherwise Transfer the same. The Purchaser shall have five (5) Business Days from the delivery date of any Preemptive Notice to agree to purchase (if the form of consideration is tangible assets, at such Purchaser’s option, for cash and/or the same type of tangible assets of equal value), on the same closing date as the Company an amount of Company Equity Securities up to the Preemptive Right Proportionate Number (in each case calculated prior to the issuance) for the price and upon the terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the amount of Company Equity Securities to be purchased. If a definitive agreement for the purchase of such Company Equity Securities is not provided along with the Preemptive Notice, Purchaser’s election to purchase Company Equity Securities pursuant to such Preemptive Notice shall not be binding until a definitive agreement is executed (but, subject to Section 5.01(c), an election to not purchase shall be binding).
          (c) In the event Purchasers do not purchase all of the Preemptive Right Proportionate Number of Company Equity Securities pursuant to this Section 5.01, the Company shall have 180 days after the date of the Preemptive Notice to consummate the sale or issuance of the Company Equity Securities with respect to which Purchasers’ preemptive rights were not exercised to any Person at or above the price and upon terms not more favorable in any material respect (it being understood and agreed that any increase in the number of Company Equity Securities or any decrease in the price thereof shall be deemed material for this purpose) than the terms specified in the initial Preemptive Notice given in connection with such sale or issuance.
     Section 5.02 Tag-Along Rights.
          (a) In the event that, in connection with a proposed Sale of Shares by a Company Principal or any of his Related Parties prior to an IPO, (i) the Tagging Shareholder (as defined in the Shareholders Agreement) does not elect, or no longer has the right to elect, to exercise its tag-along rights provided under Section 2.2 of the Shareholders Agreement (or waives or is deemed to have waived such rights) or (ii) the Tagging Shareholder elects to exercise its tag-along rights provided under Section 2.2 of the Shareholders Agreement, but the number of Shares sought to be sold by the Tagging Shareholder is less than the number of the Taggable Shares (as defined in the Shareholders Agreement) (any such proposed Sale by a Company Principal or any of his Related Parties, an "Investor Tag-along Sale”), than the Company Principal shall deliver to each of the Purchasers a written notice (an “Purchaser Sale Notice”), which notice shall state (i) the name of the proposed Transferee, (ii) the number of Taggable Shares and the Remaining Taggable Shares Number, (iii) the proposed purchase price therefor, including a description of any non-cash consideration (along with any reports and other material documents (and summaries of any other material oral information) relevant to the valuation of such non-cash consideration which the Company Principal or its Related Parties has, so long as the Purchaser agrees to keep such reports, documents and information confidential), and (iv) the other material terms and conditions of the proposed Sale, including the proposed closing date (which date may not be less than fifteen (15) Business Days after delivery of the Purchaser Sale Notice). Each Purchaser desiring to participate in any such Sale shall deliver to the Company Principal, within fifteen (15) Business Days after the delivery to all Purchasers of the Purchaser Sale Notice (the “Response Period”), a written notice (an “Purchaser Tag-along Notice”), which notice shall state that such Purchaser elects to exercise its tag-along rights under this Section 5.02 and shall state the maximum number of Shares sought to be sold by such

Purchaser. No Company Principal shall, or shall permits any of his Related Party to, consummate any Purchaser Tag-along Sale unless each Purchaser has been provided the right from the proposed Transferee to sell to the proposed Transferee identified in the Purchaser Sale Notice, on the terms and conditions set forth in the Purchaser Sale Notice, that number of Shares that is equal to (a) if the aggregate number of Shares that the Purchasers seek to sell as reflected in the Purchaser Tag-along Notices delivered within the Response Period exceeds the Available Remaining Taggable Shares Number, such Purchaser’s Taggable Percentage of the Available Remaining Taggable Shares Number (rounded down to the nearest whole number) or (b) if the aggregate number of Shares that the Purchasers seek to sell as reflected in the Purchaser Tag-along Notices delivered during the Response Period is equal to or less than the Available Remaining Taggable Shares Number, the maximum number of Shares sought to be sold by such Purchaser in connection with a proposed Sale as reflected in the Purchaser Tag-along Notice.
          (b) Each Purchaser, if it has elected to exercise its tag-along rights provided under this Section 5.02, shall participate in the Sale by delivering to the applicable Company Principal at the closing of the Sale of the Shares of the Company Principal or his Related Party’ to the Transferee the Shares to be sold by the Tagging Shareholder, duly endorsed for transfer, against payment of the aggregate purchase price therefor.
          (c) Transfers by a Company Principal to his Related Parties or by one of his Related Parties to him or another of his Related Parties shall not be subject to the tag-along rights provided under this Section 5.02.
          (d) Notwithstanding the other provisions of this Section 5.02, with respect to any Block Trade of a Substantial Block (both as defined in the Shareholders Agreement) under a registration statement pursuant to Article IV of the Shareholders Agreement, (i) the fifteen (15) Business Day period referred to in Section 5.02(a) shall be reduced to a three (3) Business Day period and (ii) the Purchaser Sale Notice may omit the name of the proposed Transferee and may specify the proposed minimum purchase price (in lieu of the purchase price).
          (e) Each of the Purchasers and any subsequent holders of Preferred Stock and Purchased Common Stock shall be an express third-party beneficiary of the provisions of Section 5.01 and this Section 5.02 applicable to the Purchasers and Section 5.01 and this Section 5.02 shall not be amended in a manner adverse to the Purchasers or eliminated, including by means of a termination of this Agreement, without the prior written consent of holders of a majority of the Shares held by the Purchasers and such subsequent holders.
     Section 5.03 Information Rights. The Company shall provide each Purchaser access to the materials provided to the lenders pursuant to Section 6.01 of the Credit Agreement, provided, each Purchaser shall enter into an agreement substantially similar to the Confidentiality Agreement with respect to non-public information contained in materials prior to the granting of such access.

ARTICLE VI
MISCELLANEOUS
     Section 6.01 Use of Proceeds. The Company shall use the net proceeds it receives from the sale of the Purchased Securities as described under “Use of Proceeds” in the Private Placement Memorandum.
     Section 6.02 Interpretation; Severability. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. If any provision of this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.
     Section 6.03 Survival of Representations and Warranties. The representations and warranties set forth in Section 3.05 hereunder shall survive the execution and delivery of this Agreement indefinitely. The remainder of the representations or warranties set forth in this Agreement shall survive the execution and delivery of this Agreement until the earlier of (i) ten (10) Business Days following the delivery of audited financial statements of the Company for the year ended December 31, 2007 and (ii) an IPO (as defined in the Certificate of Designations). The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities by the Purchasers and payment therefor and repayment, conversion, exercise or repurchase thereof. The Company shall indemnify, defend, protect and hold harmless each Purchaser and the officers, directors, partners, members, agents, employees and Affiliates of each of them from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees of one counsel to the Purchasers, promptly as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Credit Agreement or any certificate, instrument or document contemplated hereby or thereby to the extent such losses, claims, damages, liabilities, settlement costs and expenses exceed $100 million in the aggregate, or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any certificate, instrument or document contemplated hereby.
     Section 6.04 Waivers; Remedies; Amendments.
          (a) No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

          (b) Amendments and Modifications. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.
     Section 6.05 Binding Effect; Assignment. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
     Section 6.06 Non-Disclosure. Notwithstanding anything herein to the contrary, each Confidentiality Agreement shall remain in full force and effect according to its terms regardless of any termination of this Agreement.
     Section 6.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
     (a) If to a Purchaser, to the contact information set forth on such Purchaser’s signature page hereto.
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention: Joshua Tinkelman
Facsimile: 212-751-4864
     (b) If to the Company:
1601 NW Expressway, Suite 1600
Oklahoma City, Oklahoma 73118
Attention: Matthew McCann
Facsimile: (405) 753-5975

with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin, Suite 2500
Houston, Texas 77002
Attention: T. Mark Kelly
Facsimile: (713) 615-5531
or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 6.08 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or any of its Affiliates or each of the Purchasers or any of their Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 6.09 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.
     Section 6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 6.11 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission or other similar fee or commission in connection with the purchase of Purchased Securities hereunder, other than placement agent fees paid by the Company to Banc of America Securities, LLC. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a such a fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     Section 6.12 Fees and Expenses. The Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company shall bear up to an amount previously agreed for the fees and expenses of Latham & Watkins LLP incurred with respect to this Agreement and the transactions contemplated hereby upon receipt of proper documentation therefor.
     Section 6.13 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person or entity, other than the Company and its representatives, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, members, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities.
     Section 6.14 Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins LLP, counsel for certain of the Purchasers, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that Latham & Watkins LLP has represented only the Purchasers that have engaged it in connection with the transactions contemplated herein and not any of the other Purchasers or the Company with respect to the transactions contemplated herein; (b) acknowledges that they have had an opportunity to ask for information relevant to such representation; and (c) gives its informed consent to Latham & Watkins LLP’s representation of certain of such Purchasers in such unrelated matters and to Latham & Watkins LLP’s representation of such Purchasers in connection with this Agreement and the transactions contemplated hereby.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth.

RIATA ENERGY, INC.

By:	/s/ Tom L. Ward

	Name:	Tom L. Ward
	Title:	Chairman and Chief Executive Officer

Solely for the purposes of Section 5.02 hereof:

TOM L. WARD

/s/ Tom L. Ward

Tom L. Ward

N. MALONE MITCHELL, 3rd

/s/ N. Malone Mitchell

N. Malone Mitchell, 3rd
[Signature Page to Purchase Agreement]

THE PURCHASERS:

BLUE RIDGE INVESTMENTS, L.L.C.

By:	/s/ Ray Cubero

	Name:	Ray Cubero
	Title:	Authorized Signatory

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 76,190

Number of Common Units: ___________

Purchase Price ($210/Preferred Share; $19/Common Unit	$15,999,900.00

Address for Notice	Daven Patel

214 N. Tryon St

Charlotte, NC 28255

704-386-4161

	Facsimile:	(704) 387-3621

The Purchaser referenced above hereby certifies that it is (check one):
☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

CENTAURUS CAPITAL, LLC

By:	/s/ John D. Arnold

Name: John D. Arnold
Title: Managing Member

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 47,619

	Number of Common Units: -0-

Purchase Price ($210/Preferred Share; $19/Common Unit	$9,999,990.00

Address for Notice
	2629 Yorktown Place
	Houston, TX 77056

	Facsimile:	(713) 554-1350

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

CREDIT SUISSE SECURITIES (USA), LLC

By:	CREDIT SUISSE SECURITIES (USA), LLC

By:	/s/ Todd Sandoz

Name: Todd Sandoz
Title: Managing Director

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 19,048

Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit		$4,080,000

Address for Notice		Credit Suisse Securities (USA) LLC

Attn: Jeffrey B. Andreski

11 Madison Avenue, 3rd Floor

New York NY 10010

	Facsimile:	(212) 325-1150

The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☒	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

DALEA PARTNERS

By:	/s/ Malone Mitchell

Name: N. Malone Mitchell
Title: Partner

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:	47,619

Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit	$ 9,999,990.00

Address for Notice	701 S. Taylor, Suite 500

Amarillo, TX 79101

	Facsimile:	(806)-373-3454

The Purchaser referenced above hereby certifies that it is (check one):
☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

FARALLON CAPITAL PARTNERS, L.P.

By:	FARALLON PARTNERS, L.L.C., their General Partner

By:	/s/ Monica R. Landry

Name: Monica R. Landry
Title: Managing Member

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:	61,471

	Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit	$12,900,910

Address for Notice	Farallon Capital Management, LLC

	One Maritime Plaza, Suite 1325

	San Francisco, CA 94111

	Facsimile:	(415) 421-2133

The Purchaser referenced above hereby certifies that it is (check one):
☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	FARALLON PARTNERS, L.L.C., their General Partner

By:	/s/ Monica R. Landry

Name: Monica R. Landry
Title: Managing Member

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:	49,019

	Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit	$10,293,900

Address for Notice	c/o Farallon Capital Management LLC

	One Maritime Plaza, Suite 1325

	San Francisco, CA 94111

	Facsimile:	(415) 421-2133

The Purchaser referenced above hereby certifies that it is (check one):
☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	FARALLON PARTNERS, L.L.C., their General Partner

By:	/s/ Monica R. Landry

Name: Monica R. Landry
Title: Managing Member

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 3,890

Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit		$816,900

Address for Notice		c/o Farallon Capital Management LLC

One Maritime Plaza, Suite 1325

San Francisco, CA 94111

	Facsimile:	(415)-421-2133

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	FARALLON PARTNERS, L.L.C., their General Partner

By:	/s/ Monica R. Landry

Name: Monica R. Landry
Title: Managing Member

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 2,333

Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit		$ 489,930

Address for Notice		c/o Farallon Capital Management LLC

One Maritime Plaza, Suite 1325

San Francisco, CA 94111

	Facsimile:	(415) 421-2133

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TINICUM PARTNERS, L.P.

By:	FARALLON PARTNERS, L.L.C., their General Partner

By:	/s/ Monica R. Landry

Name: Monica R. Landry
Title: Managing Member

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 2,333

Number of Common Units:___________

Purchase Price ($210/Preferred Share; $19/Common Unit		$489,930

Address for Notice		c/o Farallon Capital Management LLC

One Maritime Plaza, Suite 1325

San Francisco, CA 94111

	Facsimile:	(415) - 421-2133

The Purchaser referenced above hereby certifies that it is (check one):
☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

GOLDMAN, SACHS & CO., on behalf of its Principal Strategies Group

By:	/s/ Ken Eberts

Name: Ken Eberts
Title: Managing Director

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 213,333

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit	$44,799,930.00

Address for Notice	Sabrina Liak, Goldman Sachs

1 New York Plaza, 47th Floor

New York, NY 10004

	Facsimile:	(212) 256-4869

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

HBK FUND L.P.

By:	HBK INVESTMENTS L.P., Investment Advisor

By:	/s/ J. Baker Gentry

Name: J. Baker Gentry, Jr.
Title: Authorized Signatory

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 119,048

Number of Common Units:________

Purchase Price ($210/Preferred Share; $19/Common Unit		$25,000,080

Address for Notice		c/o HBK Investments, L.P.

300 Crescent Court, Suite 700

Dallas, TX 75201

Attn: Legal

	Facsimile:	(214) 758-1207

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

HIGHBRIDGE INTERNATIONAL LLC

By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Adam J. Chill

Name: Adam J. Chill
Title: Managing Director

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: -0-

Number of Common Units: 526,316

Purchase Price ($210/Preferred Share; $19/Common Unit		$10,000,004.00

Address for Notice		c/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, NY 10019

Attn: Adam J. Chill

	Facsimile:	(212) 751-0755

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

INVESTMENT PARTNERS (C) LTD.

By:
QUELLOS CAPITAL MANAGEMENT, L.P. its Investment Manager

By:	/s/ Marie M. Bender

Name: Marie M. Bender
Title: General Counsel

By:	/s/ Paul Bonde

Name: Paul Bonde
Title: Principal, Investment Operations

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 43,810

Number of Common Units: 568,421

Purchase Price ($210/Preferred Share; $19/Common Unit		$20,000,099

Address for Notice		601 Union Street, 56th Floor

Seattle, WA 98101

Attn: Robert Ellsworth

	Facsimile:	(206) 613-6714

The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☑	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

KINGS ROAD INVESTMENTS LTD.

By:	POLYGON INVESTMENT PARTNERS LP, its Investment Manager

By:	/s/ Brandon L. Jones

Name: Brandon L. Jones
Title: Co-Head, Private Investments

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock:

Number of Common Units: 1,842,105

Purchase Price ($210/Preferred Share; $19/Common Unit		$34,999,995

Address for Notice		598 Madison Avenue

14th Floor

New York, NY 10022

	Facsimile:	(212) 359-7303

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

LB I GROUP INC.

By:	/s/ Paul H. Tice

Name: Paul H. Tice
Title: Managing Director

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 214,286

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit		$45,000,060.00

Address for Notice		Lehman Brothers

745 Seventh Avenue, 8th Floor

New York, NY 10019

Attn: Paul Tice

	Facsimile:	(212) 520-9364

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

LEONARDO, L.P.

By:	LEONARDO CAPITAL MANAGEMENT, INC., its General Partner

By:	ANGELO, GORDON & CO., L.P., its Director

By:	/s/ Joseph R. Wekselblatt

Name: Joseph R. Wekselblatt
Title: Chief Financial Officer

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:

Number of Common Units: 289,474

Purchase Price ($210/Preferred Share; $19/Common Unit	$5,500,006

Address for Notice	245 Park Ave., 26th Floor

New York, NY 10161

Attn: Gary Wolf

	Facsimile:	(212)- 867-6395

The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☒	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

MAGNETAR CAPITAL FUND, LTD

By:	MAGNETAR FINANCIAL LLC,
its General Partner

By:	/s/ Paul Smith
Name: Paul Smith
Title: General Counsel

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: -0-

Number of Common Units: 789,474

Purchase Price ($210/Preferred Share; $19/Common Unit		$15,000,006.00

Address for Notice		c/o Magnetar Financial LLC

Attn: General Counsel

1603 Orrington Ave., 13th Floor

Evanston, IL 60201

	Facsimile:	(847) 905-5680

The Purchaser referenced above hereby certifies that it is (check one):

☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☒	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

MAGNETAR CAPITAL FUND, LTD

By:	MAGNETAR FINANCIAL LLC,
its Investment Manager

By:	/s/ Paul Smith
Name: Paul Smith
Title: General Counsel

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 95,240

Number of Common Units: -0-

Purchase Price ($210/Preferred Share; $19/Common Unit		$20,000,400.00

Address for Notice		c/o Magnetar Financial LLC

Attn: General Counsel

1603 Orrington Ave., 13th Floor

Evanston, IL 60201

	Facsimile:	(847) 905-5680

The Purchaser referenced above hereby certifies that it is (check one):

☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☒	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

MOORE MACRO FUND, LP

By:	MOORE CAPITAL MANAGEMENT, LLC
Trading Manager

By:	/s/ Anthony Gallagher
Name: Anthony Gallagher
Title: Director of Operations

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 238,095

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$49,999,950.00

Address for Notice	1251 Avenue of the Americas, 52nd Floor

New York, NY 10020

	Facsimile:	(212) 382-9877

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

OSPRAIE SANDRIDGE HOLDINGS LLC

By:	THE OSPRAIE FUND, LP,
its Managing Member

By:	OSPRAIE GROUP, LLC
its General Partner

By:	/s/ Richard Puma
Name: Richard Puma
Title: Authorized Signatory

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 59,523

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$12,499,830.00

Address for Notice	c/o Ospraie Advisors, L.P.

320 Park Avenue, 27th Floor

New York, NY 10022

	Facsimile:	(212) 980-3796

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

OSPRAIE SPECIAL OPPORTUNITIES
MASTER ALTERNATIVE HOLDINGS LLC

By:	OSPRAIE ASSOCIATES, LLC,
its Manager

By:	OSPRAIE ASSOCIATES HOLDINGS,
LLC, its Managing Member

By:	OSPRAIE GROUP, LLC,
its Managing Member

By:	/s/ Richard Puma
Name: Richard Puma
Title: Authorized Signatory

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 59,523

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit		$12,499,830.00

Address for Notice		c/o Ospraie Advisors, L.P.

320 Park Avenue, 27th Floor

New York, NY 10022

	Facsimile:	(212) 980-3796

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:	/s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: Authorized Signatory

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:

Number of Common Units: 105,263

Purchase Price ($210/Preferred Share; $19/Common Unit	$1,999,997.00

Address for Notice	c/o Ramius Capital Group, LLC

666 Third Avenue, 26th Floor

New York, NY 10017

	Facsimile:	(212) 201-4802

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

QRA SR, LTD.

By:	QUELLOS PRIVATE CAPITAL
MARKETS, L.P., its Investment Manager

By:	QUELLOS CAPITAL MANAGEMENT,
L.P., its General Partner

By:	/s/ Marie M. Bender
Name: Marie M. Bender
Title: General Counsel

By:	/s/ Paul Bonde
Name: Paul Bonde
Title: Principal, Investment Operations

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 23,810

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit	$5,000,100

Address for Notice	601 Union Street, 56th Floor

Seattle, WA 98101

Attn: Robert Ellsworth

	Facsimile:	(206) 613-6714

The Purchaser referenced above hereby certifies that it is (check one):

☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☑	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

RCG BALDWIN, LP

By:	RAMIUS CAPITAL GROUP, L.L.C.,
its General Partner

By:	C4S & CO., L.L.C.,
its Managing Member

By:	/s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: Authorized Signatory

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:

Number of Common Units: 52,632

Purchase Price ($210/Preferred Share; $19/Common Unit	$1,000,008.00

Address for Notice	c/o Ramius Capital Group LLC

666 Third Avenue, 26th Floor

New York, NY 10017

	Facsimile:	(212) 845-7990

The Purchaser referenced above hereby certifies that it is (check one):

☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

RCG CARPATHIA MASTER FUND, LTD.

By:	/s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: Authorized Signatory

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:

Number of Common Units: 210,526

Purchase Price ($210/Preferred Share; $19/Common Unit	$3,999,994

Address for Notice	c/o Ramius Capital Group LLC

666 Third Avenue, 26th Floor

New York, NY 10017

	Facsimile:	(212) - 845-7990

The Purchaser referenced above hereby certifies that it is (check one):

☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

RCG ENERGY, LLC

By:	RAMIUS CAPITAL GROUP, L.L.C.,
its Managing Member

By:	C4S & CO., L.L.C.,
its Managing Member

By:	/s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: Authorized Signatory

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock:

Number of Common Units: 157,895

Purchase Price ($210/Preferred Share; $19/Common Unit		$3,000,005

Address for Notice		c/o Ramius Capital Group LLC

666 Third Avenue, 26th Floor

New York, NY 10017

	Facsimile:	(212) 845-7990

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

SILVER OAK CAPITAL, L.L.C.

By:	/s/ Joseph R. Wekselblatt
Name: Joseph R. Wekselblatt
Title: Manager

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 69,048

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit		$14,500,080

Address for Notice		245 Park Avenue, 26th Floor

New York, NY 10161

Attn: Gary Wolf

	Facsimile:	(212) 867-6395

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

STANFIELD OFFSHORE LEVERAGED ASSETS, LTD.

By:	STANFIELD CAPITAL PARTNERS, LLC
its Investment Advisor

By:	/s/ Chris Pucillo
Name: Chris Pucillo
Title: Portfolio Manager

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 166,667

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$35,000,070.00

Address for Notice	Stanfield Offshore Leveraged Assets, Ltd.

430 Park Ave, 11th Floor

New York, NY 10022

	Facsimile:	(212) - 891-9625

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TCW ASSET MANAGEMENT COMPANY,
a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc., TCW Asset Management Company and Trust Company of the West, a California trust company, as Sub-Custodian

By:	/s/ Kurt Talbot
Name: Kurt Talbot
Title: Managing Director

By:	/s/ Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 25,602

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit		$5,376,420.00

Address for Notice		TCW Energy

865 S. Figueroa Street, 18th Floor

Los Angeles, CA 90017

Attn: Phil Abejar

	Facsimile:	(213)-244-0604

The Purchaser referenced above hereby certifies that it is (check one):

☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TCW ASSET MANAGEMENT COMPANY,
a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company, TCW Asset Management Company and Trust Company of the West, a California trust company, as Sub-Custodian

By:	/s/ Kurt Talbot
Name: Kurt Talbot
Title: Managing Director

By:	/s/ Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 25,602

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit	$5,376,420.00

Address for Notice		TCW Energy

865 S. Figueroa Street, 18th Floor

Los Angeles, CA 90017

Attn: Phil Abejar

	Facsimile:	(213) 244-0604

The Purchaser referenced above hereby certifies that it is (check one):

☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TCW ENERGY FUND XB – NL, L.P.,
a California limited partnership

By:	TCW (ENERGY X) LLC,
its General Partner

By:	TCW ASSET MANAGEMENT
COMPANY, its Managing Member

By:	/s/ Kurt Talbot
Name: Kurt Talbot
Title: Managing Director

By:	/s/ Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 107,526

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit	$22,580,460.00

Address for Notice		TCW Energy

865 S. Figueroa Street, 18th Floor

Los Angeles, CA 90017

Attn: Phil Abejar

	Facsimile:	(213) 244-0604

The Purchaser referenced above hereby certifies that it is (check one):

☒	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TCW ENERGY FUND XD – NL, L.P.,
a California limited partnership

By:	TCW (ENERGY X) LLC, its General Partner

By:	TCW ASSET MANAGEMENT
COMPANY, its Managing Member

By:	/s/ Kurt Talbot
Name: Kurt Talbot
Title: Managing Director

By:	/s/ Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

Amount of Purchased Securities		Shares of Series A Convertible Preferred Stock: 79,365

Number of Common Units: 0

Purchase Price ($210/Preferred Share; $19/Common Unit		$16,666,650.00

Address for Notice		TCW Energy

865 S. Figueroa Street, 18th Floor

Los Angeles, CA 90017

Attn: Phil Abijor

	Facsimile:	(213) 244-0604

The Purchaser referenced above hereby certifies that it is (check one):

☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TEMPO MASTER FUND LP

By:	JD CAPITAL MANAGEMENT LLC
(its Investment Advisor)

By:	/s/ Donald McCarthy

Name: Donald McCarthy
Title: Chief Financial Officer

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock:

Number of Common Units: 789,474

Purchase Price ($210/Preferred Share; $19/Common Unit	$15,000,006

Address for Notice	Two Greenwich Plaza, 2nd Floor

Greenwich, CT 06830

Attn: Don McCarthy

	Facsimile:	(203) 985-8920

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

TLW PROPERTIES, L.L.C.

By:	/s/ Tom L. Ward

Name: Tom L. Ward
Title: Manager

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 262,857

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$ 55,199,970

Address for Notice	P.O. Box 54525

Oklahoma City, OK 73154-1525

	Facsimile:	(405) 848-5143

The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☑	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

UBS O’CONNOR LLC fbo O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE MASTER LIMITED

By:	/s/ George Locasto

Name: George Locasto
Title: Managing Director

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 7,144

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$1,500,240

Address for Notice	1 North Wacker Dr.

Chicago, IL 60606

	Facsimile:	(312) 525-6271

The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☑	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

UBS O’CONNOR LLC fbo O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE II MASTER LIMITED

By:	/s/ George Locasto

Name: George Locasto
Title: Managing Director

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 15,067

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$3,164,070

Address for Notice	1 North Wacker Dr.

Chicago, IL 60606

	Facsimile:	(312) 525-6271

The Purchaser referenced above hereby certifies that it is (check one):
☑	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☐	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

UBS O’CONNOR LLC fbo O’CONNOR PIPES CORPORATE STRATEGIES MASTER LIMITED

By:	/s/ George Locasto

Name: George Locasto
Title: Managing Director

Amount of Purchased Securities	Shares of Series A Convertible Preferred Stock: 1,600

Number of Common Units:

Purchase Price ($210/Preferred Share; $19/Common Unit	$336,000

Address for Notice	1 North Wacker Dr.

Chicago, IL 60606

	Facsimile:	(312) 525-6271

The Purchaser referenced above hereby certifies that it is (check one):
☐	a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and an “accredited investor” (as defined in Rule 501(a) under the Securities Act)

☑	a non-“U.S. Person” (as defined in Regulation S under the Securities Act)

☐	an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)
[Signature Page to Purchase Agreement]

SCHEDULE 2.01

	Series A
	Convertible
	Preferred	Common	Total Purchase
Purchaser	Stock	Units	Price
Silver Oak Capital, L.L.C	69,048		$14,500,080.00
Leonardo, L.P.		289,474	5,500,006.00
Blue Ridge Investments, L.L.C	76,190		15,999,900.00
Centaurus Capital, LLC	47,619		9,999,990.00
Credit Suisse Securities (USA), LLC	19,048		4,000,080.00
Farallon Capital Partners, L.P.	61,471		12,908,910.00
Farallon Capital Institutional Partners, L.P.	49,019		10,293,990.00
Farallon Capital Institutional Partners II, L.P.	3,890		816,900.00
Farallon Capital Institutional Partners III, L.P.	2,333		489,930.00
Tinicum Partners, L.P.	2,333		489,930.00
Goldman, Sachs & Co.	213,333		44,799,930.00
HBK Fund L.P.	119,048		25,000,080.00
Highbridge International LLC		526,316	10,000,004.00
Tempo Master Fund		789,474	15,000,006.00
LB I Group Inc.	214,286		45,000,060.00
Magnetar Capital Fund, Ltd.		789,474	15,000,006.00
Magnetar Capital Fund, LP	95,240		20,000,400.00
Dalea Partners	47,619		9,999,990.00
Moore Macro Fund, LP	238,095		49,999,950.00
Ospraie Special Opportunities Master Alternative Holdings LLC	59,523		12,499,830.00
Ospraie Sandridge Holdings LLC	59,523		12,499,830.00
King’s Road Investments Ltd.		1,842,105	34,999,995.00
QRA SR, Ltd.	23,810		5,000,100.00
Investment Partners (C), Ltd.	43,810	568,421	20,000,099.00
Portside Growth and Opportunity Fund		105,263	1,999,997.00
RCG Carpathia Master Fund, Ltd.		157,895	3,000,005.00
RCG Energy, LLC		210,526	3,999,994.00
RCG Baldwin, LP		52,632	1,000,008.00
Stanfield Offshore Leveraged Assets, Ltd.	166,667		35,000,070.00
TCW Asset Management Company – Ensign	25,602		5,376,420.00
TCW Asset Management Company – ING	25,602		5,376,420.00
TCW Energy Fund XB – NL, L.P.	107,527		22,580,670.00
TCW Energy Fund XD – NL, L.P.	79,365		16,666,650.00
TLW Properties, L.L.C	262,857		55,199,970.00
UBS O’Connor LLC fbo O’Connor PIPES Corporate Strategies Master Limited	7,144		1,500,240.00
UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited	15,067		3,164,070.00
UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited	1,600		336,000.00

Total	2,136,669	5,331,580	$550,000,510.00

Schedule 2.01

SCHEDULE 2.04

Bank Name:	Bank of America
701 S. Taylor
Amarillo, Texas

ABA #:	26009593

Acct #:	000007183925

Acct Name:	Riata Energy, Inc./dba SandRidge Energy
Schedule 2.04

SCHEDULE 3.24

Lariat Services, Inc.	Texas corporation

PetroSource Energy Company, L.P.	Texas limited partnership

ROC Gas Company	Texas corporation
Schedule 3.06

EXHIBIT A
FORM OF REGISTRATION RIGHTS AGREEMENT
[Filed as Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-144004)]
 A-1

EXHIBIT B
FORM OF WARRANT
[Filed as Exhibit 4.6 to the Registration Statement on Form S-1 (File No. 333-144004)]
 B-1

EXHIBIT C
OPINION OF VINSON & ELKINS L.L.P.

EXHIBIT D
OPINION OF IN-HOUSE COUNSEL